UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 17, 2015

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 17, 2015, Christina Gehrke was appointed Senior Vice President and Chief Administrative Officer of Sound Community Bank (the "Bank"), the wholly owned operating subsidiary of Sound Financial, Inc.  Ms. Gehrke's employment with the Bank is scheduled to commence on October 1, 2015.   Her responsibilities will include, among other things, overseeing project management, vendor management, human resources, facilities management and marketing functions at the Bank.  Ms. Gehrke previously served as Chief Accounting and Administrative Officer of the Federal Home Loan Bank of Seattle (the “FHLB”) where she was employed for 17 years.  Ms. Gehrke’s responsibilities at the FHLB included overseeing the accurate and timely reporting of SEC periodic reports, the preparation of consolidated financial statements, SEC reporting and analysis, compliance with SOX policies and procedures, as well as facilities management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: September 23, 2015	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO